Medistem Laboratories Executes Agreement to License its Intellectual Property to Rio Valley Medical Clinic

Second Licensee Validates Unique Stem Cell Business Model

SCOTTSDALE, Ariz.--(MARKET WIRE) - January 5, 2007-- Medistem Laboratories, Inc. (OTCBB:MDSM - News; FWB:S2U), committed to the ethical development of next-generation medical therapies from non-controversial adult stem cell sources, announced that it has executed a technology licensing and royalty agreement with the Rio Valley Medical Clinic, an international stem cell therapy clinic. This is the second such licensing agreement reached by the company, and validates Medistem’s business model of licensing its intellectual property.

In exchange for the rights granted under the License Agreement, Medistem will receive a royalty of 90% of the monthly net revenue in excess of $20,000 resulting from the Licensee’s sale of any product derived from or involving infusion quality adult stem cells.  In addition to royalties, all intellectual property developed by Rio Valley through their research and clinical treatment programs will be the sole property of Medistem.

“We are extremely excited about the value Rio Valley Medical Clinic will add to our business, “said Chris McGuinn, COO of Medistem.  “Rio Valley has a history of treating patients using adult stem cells, having treated over 300 patients to date.  The fact that they have chosen to adopt our technologies in the treatment of patients speaks volumes about our organization, our intellectual property, and our technologies”.   The clinic, located in Tijuana, Mexico is in receipt of all necessary regulatory approvals from the Mexican government to conduct its operations.  As a result, revenue-generating operations are expected to begin immediately.

“The opening of the Rio Valley Medical Clinic this month is a major milestone in Medistem’s strategic business plan,” said Neil Riordan, Ph.D., Chairman and CEO of Medistem.  “Our business plan calls for establishing a new licensee every 9-12 months.  Our first licensee in Costa Rica began its operations in August of 2006, and four months later we have a new licensee on board.  We are ahead of schedule and look forward to working with our expanding network of licensees in the pursuit of stem cell-derived therapies in the treatment of a wide range of serious diseases.”

About Medistem Laboratories, Inc.

Medistem Laboratories is an innovative biotechnology company committed to the creation and commercialization of advanced medical therapies based on non-controversial adult stem cells. Medistem's corporate mission is to transform these stem cells into valuable medical treatments. The Company's business strategy calls for the establishment of a series of clinics and laboratories around the world to deliver unprecedented, next-generation cell therapies to help millions of patients. Initial development and treatment focus will use proprietary technology and cells sourced from umbilical cords, fat, bone marrow, and muscle for advanced treatment of cerebral palsy, stroke, cardiovascular disease and orthopedic diseases, primarily for the international marketplace.  Medistem believes it may hold a substantial competitive edge in the worldwide emerging market for stem cell-sourced medical solutions, positioning it to become a leading global provider of stem cell treatments on a fee-for-service basis, while accumulating intellectual property based on clinical and laboratory findings.

Cautionary Statement

This document does not constitute an offer to sell or a solicitation of an offer to buy any of our securities. This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include projections of matters that affect revenue, the ability to develop or license certain technologies; operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: technology development limitations, intense competition, risk of business interruption, management of rapid growth, need for additional financing, regulatory approvals and requirements, dependence on key personnel and research, management and other administrative costs.

These factors are discussed in greater detail in the company's quarterly and annual periodic reports, all as filed with the Securities and Exchange Commission.

Contact:

Medistem Laboratories, Inc.

Chris McGuinn, 602-318-3535

chris.mcguinn@medisteminc.com